Exhibit 23.1

Consent of Independent Accountants


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-72249) pertaining to the Programmer's Paradise, Inc. 1986 Stock Option Plan, the Programmer's Paradise, Inc. 1995 Stock Plan and the Programmer's Paradise, Inc. 1995 Non-Employee Director Plan of our report dated February 25, 2003, with respect to the consolidated financial statements and schedule of Programmer's Paradise, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.



                                            /s/ Amper, Politziner & Mattia, P.C.

March 20, 2003
Edison, New Jersey